Exhibit 99.1

Box Reports Fiscal Year 2021 Revenue of $771 Million, Up 11 Percent Year Over Year

•	Fourth Quarter Revenue of $198.9 Million, Up 8% Year-Over-Year
•	Remaining Performance Obligations of $896.9 Million, Up 17% Year-Over-Year
•	Fourth Quarter GAAP Operating Margin of Negative 2%, Up 13 Percentage Points Year-Over-Year
•	Fourth Quarter Non-GAAP Operating Margin of 18%, Up 11 Percentage Points Year-Over-Year
•	Fourth Quarter Cash Flow from Operations of $57.5 Million, Up $42.5 Million Year-Over-Year
•	Fourth Quarter Free Cash Flow of $41.0 Million, Up $41.0 Million Year-Over-Year

REDWOOD CITY, Calif. – March 2, 2021 – Box, Inc. (NYSE:BOX), a leader in cloud content management, today announced preliminary financial results for the fourth quarter and full fiscal year ended January 31, 2021.

“In fiscal 2021, we achieved a significantly stronger balance of growth and profitability while executing on our vision to deliver the Box Content Cloud, a secure platform for managing the entire content lifecycle in the cloud," said Aaron Levie, co-founder and CEO of Box. "Growing demand for products like Shield and Relay continues to accelerate adoption of our bundled Suite offerings. We are excited to further expand our product portfolio with Box Sign, Box’s e-signature capability natively embedded in a cloud content management platform built for the enterprise."

“We are proud to have delivered a combined revenue growth plus free cash flow margin outcome of 26% in fiscal 2021, up from 13% a year ago,” said Dylan Smith, Box’s co-founder and CFO. “Our focus on driving profitable growth allowed us to significantly improve operating margins and cash flow this past year. Going forward, we will continue to focus on profitability improvements while investing in our expanded market opportunity to accelerate top line growth.”

Fiscal Fourth Quarter Financial Highlights

•	Revenue for the fourth quarter of fiscal year 2021 was $198.9 million, an increase of 8% from the fourth quarter of fiscal year 2020.
•	Remaining performance obligations as of January 31, 2021 were $896.9 million, an increase of 17% from the fourth quarter of fiscal year 2020.
•	Deferred revenue as of January 31, 2021 was $465.6 million, an increase of 10% from the fourth quarter of fiscal year 2020.
•	Billings for the fourth quarter of fiscal year 2021 were $310.1 million, an increase of 10% from the fourth quarter of fiscal year 2020.
•

GAAP gross profit for the fourth quarter of fiscal year 2021 was $140.3 million, or 71% of revenue. This compares to a GAAP gross profit of $126.9 million, or 69% of revenue, in the fourth quarter of fiscal year 2020.

•

Non-GAAP gross profit for the fourth quarter of fiscal year 2021 was $145.6 million, or 73% of revenue. This compares to a non-GAAP gross profit of $131.3 million, or 71% of revenue, in the fourth quarter of fiscal year 2020.

•

GAAP operating loss in the fourth quarter of fiscal year 2021 was $3.3 million, or minus 2% of revenue. This compares to a GAAP operating loss of $28.6 million, or minus 15% of revenue, in the fourth quarter of fiscal year 2020.

•

Non-GAAP operating income in the fourth quarter of fiscal year 2021 was $36.4 million, or 18% of revenue. This compares to a non-GAAP operating income of $12.3 million, or 7% of revenue, in the fourth quarter of fiscal year 2020.

•

GAAP net loss per share, basic and diluted, in the fourth quarter of fiscal year 2021 was $0.03 on 159.2 million weighted-average shares outstanding. This compares to a GAAP net loss per share of $0.20 in the fourth quarter of fiscal year 2020 on 150.0 million weighted-average shares outstanding.

•	Non-GAAP net income per share, diluted, in the fourth quarter of fiscal year 2021 was $0.22. This compares to a non-GAAP net income per share of $0.07 in the fourth quarter of fiscal year 2020.
•

Net cash provided by operating activities in the fourth quarter of fiscal year 2021 was $57.5 million, an increase of 283% from net cash provided by operating activities of $15.0 million in the fourth quarter of fiscal year 2020.

•	Free cash flow in the fourth quarter of fiscal year 2021 was positive $41.0 million, or 21% of revenue. This compares to free cash flow of $0.0 million in the fourth quarter of fiscal year 2020.

Fiscal Year 2021 Financial Highlights

•	Revenue for fiscal year 2021 was $770.8 million, an increase of 11% from fiscal year 2020.
•	Billings for fiscal year 2021 were $812.5 million, an increase of 9% from fiscal year 2020.
•	GAAP gross profit for fiscal year 2021 was $546.0 million, or 71% of revenue. This compares to a GAAP gross profit of $480.7 million, or 69% of revenue, in fiscal year 2020.
•	Non-GAAP gross profit for fiscal year 2021 was $565.0 million, or 73% of revenue. This compares to a Non-GAAP gross profit of $497.5 million, or 71% of revenue, in fiscal year 2020.
•	GAAP operating loss in fiscal year 2021 was $37.6 million, or minus 5% of revenue. This compares to a GAAP operating loss of $139.5 million, or minus 20% of revenue, in fiscal year 2020.
•	Non-GAAP operating income in fiscal year 2021 was $118.8 million, or 15% of revenue. This compares to a non-GAAP operating income of $9.3 million, or 1% of revenue, in fiscal year 2020.
•

GAAP net loss per share, basic and diluted, in fiscal year 2021 was $0.28 on 155.8 million weighted-average shares outstanding. This compares to a GAAP net loss per share of $0.98 in fiscal year 2020 on 147.8 million weighted-average shares outstanding.

•	Non-GAAP net income per share, diluted, in fiscal year 2021 was $0.70. This compares to a non-GAAP net income per share of $0.03 in fiscal year 2020.
•	Net cash provided by operating activities in fiscal year 2021 totaled $196.8 million. This compares to net cash provided by operating activities of $44.7 million in fiscal year 2020.
•	Free cash flow in fiscal year 2021 was positive $120.3 million, or 16% of revenue. This compares to negative $7.2 million in fiscal year 2020.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights since Last Earnings Release

•

Delivered wins and expansions with leading organizations such as Arena Pharmaceuticals, Asahi Group Holdings, Ltd, Pan-American Life Insurance Group, Talend, Texas Office of the Attorney General, Twilio and United Parcel Service of America.

•

Acquired e-signature provider SignRequest and unveiled Box Sign, an e-signature capability that will be developed on SignRequest’s technology and natively integrated into Box, enabling customers to digitize important processes, while ensuring their agreements can be securely managed in the Box Content Cloud.

•	Announced the all-new Box Shuttle to make it easier, faster, and less costly to migrate large amounts of content – including permissions and metadata -- to the Box Content Cloud.
•

Introduced Box for Google Workspace Essentials to help businesses work more seamlessly and securely from anywhere. With this announcement, Box and Google Workspace are furthering their commitment to deliver frictionless collaboration and productivity for thousands of joint customers.

•	Enhanced the Box for Slack and Box for Cisco WebEx integrations to enable teams to more efficiently and seamlessly share and collaborate on content in Box.
•	Recognized as one of Fortune's 40 Best Large Workplaces in the Bay Area for 2021 and as a Glassdoor Best Places to Work company in 2021.
•

Named to the 2021 Bloomberg Gender-Equality Index. Box is one of 380 global companies included in the index, which tracks the financial performance of public companies committed to supporting gender equality.

•	Received a top score of 100 on the 2021 Human Rights Campaign Corporate Equality Index.
•	Announced the opening of Box’s new Research and Development Engineering site in Warsaw, Poland to help accelerate the company's long-term product strategy.

Outlook

•

Q1 FY22 Guidance: Revenue is expected to be in the range of $200 million to $201 million. GAAP basic and diluted net loss per share are expected to be in the range of $0.06 to $0.05. Non-GAAP diluted net income per share is expected to be in the range of $0.16 to $0.17. Weighted-average basic and diluted shares outstanding are expected to be approximately 161 million and 166 million, respectively.
•

Full Year FY22 Guidance: Revenue is expected to be in the range of $840 million to $848 million. GAAP basic and diluted net loss per share are expected to be in the range of $0.25 to $0.20. Non-GAAP diluted net income per share is expected to be in the range of $0.76 to $0.81 Weighted-average basic and diluted shares outstanding are expected to be approximately 164 million and 169 million, respectively.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income (loss) per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call.

The conference call can be accessed by registering online at http://www.directeventreg.com/registration/event/5787987, at which time registrants will receive dial-in information as well as a passcode and registrant ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-585-8367 (U.S. and Canada), conference ID: 5787987

+ 1-416-621-4642 (international), conference ID: 5787987

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Box’s expectations regarding the size of its market opportunity, its leadership position in the cloud content management market, the demand for its products, the impact of its acquisitions on future Box product offerings, the benefits to its customers from completing acquisitions, the time frame to integrate acquired businesses into Box, the impact of the COVID-19 pandemic on its business, its ability to grow and scale its business and drive operating efficiencies, its ability to achieve revenue targets and billings expectations, its ability to achieve profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, its revenue, billings, gross margin, GAAP and non-GAAP net income (loss) per share, non-GAAP operating margins for future periods, the related components of GAAP and non-GAAP net income (loss) per share, and weighted-average outstanding share count expectations for Box’s fiscal first quarter and full fiscal year 2022 in the section titled “Outlook” above. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID-19 pandemic; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; (9) the potential impact of shareholder activism on Box’s business and operations; and (10) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Annual Report on Form 10-K for the fiscal year ended January 31, 2021. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended January 31, 2021.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Quarterly Report on Form 10-Q filed for the fiscal quarter ended October 31, 2020. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, billings, remaining performance obligations, and free cash flow. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to stock-based compensation (“SBC”), intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options, which is an element of Box’s ongoing stock-based compensation expense, is determined using a complex formula that incorporates factors, such as market volatility, that are beyond Box’s control. For restricted stock unit awards, the amount of stock-based compensation expenses is not reflective of the value ultimately received by the grant recipients. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period. Furthermore, Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism, which include directly applicable third party advisory and professional service fees, (2) expenses related to certain litigation, (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions, including transaction costs, integration costs, discrete tax costs and other directly related costs. There are no expenses related to litigation excluded from non-GAAP operating income (loss) in any of the periods presented.

Non-GAAP net income (loss) and non-GAAP net income (loss) per share. Box defines non-GAAP net income (loss) as GAAP net income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items as described in the preceding paragraph. In January 2021, Box issued $345 million aggregate principal amount of 0.00% convertible senior notes due in 2026 (the “Notes”). The imputed interest rate of the Notes was 4.62%. This is a result of the debt discount recorded for the conversion feature of the Notes that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the Notes. Box excludes the amortization of the debt discount and issuance costs associated with the Notes, in addition to the expenses described above, as they are considered by management to be special items outside of Box’s core operating results. Box defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog, offset by contract assets. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract and invoicing is not dependent on a future event such as the delivery of a specific new product or feature, or the achievement of contractual contingencies. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Free cash flow. Box defines free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

About Box

Box (NYSE:BOX) is a leading cloud content management platform that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, General Electric, JLL, and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

Contacts

Investors:
Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	January 31,	January 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$595,082	$195,586
Accounts receivable, net	228,309	209,434
Prepaid expenses and other current assets	16,785	21,865
Deferred commissions	39,110	30,841
Total current assets	879,286	457,726
Property and equipment, net	160,148	190,976
Operating lease right-of-use assets, net	194,253	197,806
Goodwill	18,740	18,740
Deferred commissions, non-current	66,481	62,762
Other long-term assets	32,774	31,981
Total assets	$1,351,682	$959,991
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,546	$16,752
Accrued compensation and benefits	39,123	32,516
Accrued expenses and other current liabilities	27,582	25,700
Finance lease liabilities	49,888	54,634
Operating lease liabilities	47,771	40,339
Deferred revenue	443,929	407,493
Total current liabilities	612,839	577,434
Debt, net, non-current	297,614	40,000
Finance lease liabilities, non-current	60,351	83,427
Operating lease liabilities, non-current	192,531	206,141
Deferred revenue, non-current	21,684	16,356
Other long-term liabilities	15,598	14,276
Total liabilities	1,200,617	937,634
Stockholders’ equity:
Common stock (1)	16	15
Additional paid-in capital	1,474,843	1,302,072
Treasury stock	(1,177)	(1,177)
Accumulated other comprehensive loss	(938)	(307)
Accumulated deficit	(1,321,679)	(1,278,246)
Total stockholders’ equity	151,065	22,357
Total liabilities and stockholders' equity	$1,351,682	$959,991

(1)	As of January 31, 2021, there were 159,851 shares of Box’s Class A common stock outstanding.

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2021	2020	2021	2020
Revenue	$198,913	$183,585	$770,770	$696,264
Cost of revenue (1)	58,597	56,719	224,738	215,577
Gross profit	140,316	126,866	546,032	480,687
Operating expenses:
Research and development (1)	48,579	53,161	201,262	199,750
Sales and marketing (1)	68,123	75,451	275,742	317,615
General and administrative (1)	26,892	26,835	106,670	102,794
Total operating expenses	143,594	155,447	583,674	620,159
Loss from operations	(3,278)	(28,581)	(37,642)	(139,472)
Interest expense, net	(2,145)	(1,197)	(7,010)	(2,338)
Other income (loss), net	796	(288)	2,426	(1,128)
Loss before provision for income taxes	(4,627)	(30,066)	(42,226)	(142,938)
Provision for income taxes	316	324	1,207	1,410
Net loss	$(4,943)	$(30,390)	$(43,433)	$(144,348)
Net loss per share, basic and diluted	$(0.03)	$(0.20)	$(0.28)	$(0.98)
Weighted-average shares used to compute net loss per share, basic and diluted	159,172	150,031	155,849	147,762
____________________________________________________________
(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2021	2020	2021	2020
Cost of revenue	$5,263	$4,370	$18,936	$16,769
Research and development	15,006	17,687	61,145	62,565
Sales and marketing	10,651	9,386	42,015	38,030
General and administrative	7,934	7,620	32,196	28,624
Total stock-based compensation	$38,854	$39,063	$154,292	$145,988

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2021	2020	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,943)	$(30,390)	$(43,433)	$(144,348)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,096	17,322	75,478	59,424
Stock-based compensation expense	38,854	39,063	154,292	145,988
Amortization of deferred commissions	9,988	7,562	36,053	25,922
Other	1,018	(32)	1,071	(147)
Changes in operating assets and liabilities
Accounts receivable, net	(112,645)	(101,041)	(18,875)	(34,304)
Deferred commissions	(18,751)	(17,391)	(48,041)	(43,962)
Operating lease right-of-use assets, net	10,630	9,004	40,726	35,449
Prepaid expenses and other assets	5,714	(3,819)	6,348	(7,108)
Accounts payable	(1,088)	4,101	(12,301)	(100)
Accrued expenses and other liabilities	10,722	2,541	9,477	(5,851)
Operating lease liabilities	(12,305)	(10,108)	(45,725)	(35,058)
Deferred revenue	111,250	98,202	41,764	48,808
Net cash provided by operating activities	57,540	15,014	196,834	44,713
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net of proceeds from sales	(1,637)	(1,229)	(9,052)	(5,444)
Capitalized internal-use software costs	(1,081)	(1,475)	(7,438)	(7,957)
Proceeds from sale of a strategic equity investment	—	105	107	105
Net cash used in investing activities	(2,718)	(2,599)	(16,383)	(13,296)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible debt, net of issuance costs paid of $8,625	336,375	—	336,375	—
Purchase of capped calls related to convertible debt	(27,773)	—	(27,773)	—
Proceeds from borrowings, net of borrowing costs	—	—	30,000	—
Principal payments on borrowings	(20,000)	—	(40,000)	—
Proceeds from exercise of stock options	387	2,957	10,261	5,965
Proceeds from issuances of common stock under employee stock purchase plan	—	—	18,595	23,425
Employee payroll taxes paid related to net share settlement of restricted stock units	(10,541)	(8,273)	(48,761)	(43,328)
Principal payments of finance lease liabilities	(13,861)	(12,342)	(60,020)	(38,542)
Acquisition related contingent consideration	—	—	—	(936)
Net cash provided by (used in) financing activities	264,587	(17,658)	218,677	(53,416)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	309	(61)	797	(171)
Net increase (decrease) in cash, cash equivalents, and restricted cash	319,718	(5,304)	399,925	(22,170)
Cash, cash equivalents, and restricted cash, beginning of period	275,793	200,890	195,586	217,756
Cash, cash equivalents, and restricted cash, end of period	$595,511	$195,586	$595,511	$195,586

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2021	2020	2021	2020
GAAP operating loss	$(3,278)	$(28,581)	$(37,642)	$(139,472)
Stock-based compensation	38,854	39,063	154,292	145,988
Acquisition-related expenses	790	—	790	—
Fees related to shareholder activism	—	199	1,402	1,154
Restructuring activities	—	1,651	—	1,651
Non-GAAP operating income	$36,366	$12,332	$118,842	$9,321

GAAP operating margin	(2)%	(15)%	(5)%	(20)%
Stock-based compensation	20	21	20	21
Acquisition-related expenses	—	—	—	—
Fees related to shareholder activism	—	—	—	—
Restructuring activities	—	1	—	—
Non-GAAP operating margin	18%	7%	15%	1%

GAAP net loss	$(4,943)	$(30,390)	$(43,433)	$(144,348)
Stock-based compensation	38,854	39,063	154,292	145,988
Amortization of debt discount and issuance costs	647	—	647	—
Acquisition-related expenses	790	—	790	—
Fees related to shareholder activism	—	199	1,402	1,154
Restructuring activities	—	1,651	—	1,651
Non-GAAP net income	$35,348	$10,523	$113,698	$4,445

GAAP net loss per share, basic and diluted	$(0.03)	$(0.20)	$(0.28)	$(0.98)
Stock-based compensation	0.24	0.26	0.99	0.99
Amortization of debt discount and issuance costs	—	—	—	—
Acquisition-related expenses	0.01	—	0.01	—
Fees related to shareholder activism	—	—	0.01	0.01
Restructuring activities	—	0.01	—	0.01
Non-GAAP net income per share, basic	$0.22	$0.07	$0.73	$0.03
Non-GAAP net income per share, diluted	$0.22	$0.07	$0.70	$0.03
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	159,172	150,031	155,849	147,762
Weighted-average shares used to compute Non-GAAP net income per share
Basic	159,172	150,031	155,849	147,762
Diluted	164,351	155,673	162,310	153,755

Net cash provided by operating activities	$57,540	$15,014	$196,834	$44,713
Purchases of property and equipment, net of proceeds from sales	(1,637)	(1,229)	(9,052)	(5,444)
Principal payments of finance lease liabilities	(13,861)	(12,342)	(60,020)	(38,542)
Capitalized internally developed software costs	(1,081)	(1,475)	(7,438)	(7,957)
Free cash flow	$40,961	$(32)	$120,324	$(7,230)
Net cash used in investing activities	$(2,718)	$(2,599)	$(16,383)	$(13,296)
Net cash provided by (used in) financing activities	$264,587	$(17,658)	$218,677	$(53,416)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,		January 31,
	2021	2020	2021	2020
GAAP revenue	$198,913	$183,585	$770,770	$696,264
Deferred revenue, end of period	465,613	423,849	465,613	423,849
Less: deferred revenue, beginning of period	(354,363)	(325,647)	(423,849)	(375,041)
Contract assets, beginning of period	—	76	—	3
Less: contract assets, end of period	(25)	—	(25)	—
Billings	$310,138	$281,863	$812,509	$745,075

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	April 30, 2021			January 31, 2022
GAAP net loss per share range, basic and diluted	$(0.06)	-	$(0.05)	$(0.25)	-	$(0.20)
Stock-based compensation	0.23		0.23	1.04		1.04
Non-GAAP net income per share range, basic	$0.17	-	$0.18	$0.79	-	$0.84
Non-GAAP net income per share range, diluted	$0.16	-	$0.17	$0.76	-	$0.81

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	160,910			163,784
Weighted-average shares used to compute Non-GAAP net income per share:
Basic	160,910			163,784
Diluted	165,994			169,221